AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the "**Amendment**") is effective as of 06 2015 (the"**Effective Date**"), by and between **BiondVax Pharmaceuticals Ltd.**,a PublicIsraeli Company with offices at 14 Einstein Street, Ness Ziona, Israel; P.O. Box 4143, Ness Ziona 7414002, Israel (the "**Company**") and **Tammar Ben-Yedidia**, Israeli identification number 058620253 whose address is 6 Hazait st. Mazkeret Batia(the "**Employee**"); (each a "**Party**" and jointly, the "**Parties**").

WHEREAS, the Employee is employed by the Company in accordance with an Employment Agreement executed on 03/2005 (the "**Agreement**");

And **WHEREAS**, the Parties wish to amend the Agreement by this Amendment as set out below;

NOW THEREFORE, the Parties hereby agree as follows:

1. Capitalized terms in thisAmendment shall bear the meaning ascribed to such terms in the Agreement unless the context otherwise requires.
2. The Preamble attached hereto shall constitute an integral part hereof.
3. **Salary:**

   It is hereby agreed that as of June 1, 2015 the Employee's gross monthly salary shall be NIS 30,000.
4. **Vacation:**

   The Employee shall be entitled to 22 working days paid vacation per year (the "**Annual VacationDays**").
5. **Options:**

   Unregistered Options, if granted, shall be provided by a separate Option Agreement or an option grant letter. Any grant of Unregistered Options is subject to receiving all requisite approvals by law, including, the Company's Board of Directors and the Tel-Aviv Stock Exchange.
6. All other terms and conditions specified in the Agreement shall remain unchanged.

R. Babecoff

BiondVax Pharmaceuticals Ltd.

Date: 28/05/15

Name of Employee: TAMAR BEN YEDIDIA

Signature of Employee: T. B.

Date: 28/5/15.